TIDAL TRUST II 485BPOS

Exhibit 99(g)(i)(23)

TWENTY-THIRD AMENDMENT TO THE

TIDAL TRUST II

CUSTODY AGREEMENT

THIS TWENTY-THIRD AMENDMENT effective as of the last date on the signature block (the “Effective Date”), to the Custody Agreement dated as of July 7, 2022, as amended (the “Agreement”), is entered into by and between TIDAL TRUST II, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to update certain fund names, remove certain funds, and to:

Add the following funds:

●	Defiance AI & Power Infrastructure ETF

●	Defiance Daily Target 2X Long AMAT ETF

●	Defiance Daily Target 2X Long DKNG ETF

●	Defiance Daily Target 2X Long FSLR ETF

●	Defiance Daily Target 2X Long GOLD ETF

●	Defiance Daily Target 2X Long ORCL ETF

●	Defiance Daily Target 2X Long SOFI ETF

●	Defiance Hot Sauce 2X Strategy ETF

●	YieldMax™ Nasdaq 100 0DTE Covered Call Strategy ETF

●	YieldMax™ Russell 2000 0DTE Covered Call Strategy ETF

●	YieldMax™ S&P 500 0DTE Covered Call Strategy ETF

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Twenty-Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

TIDAL TRUST II		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Eric Falkeis	By:	/s/ Gregory Farley

Name:	Eric Falkeis	Name:	Gregory Farley

Title:	President	Title:	Sr. Vice President

Date:	1/6/2025	Date:	1/7/2025

Exhibit A to the Custody Agreement

Separate Series of Tidal Trust II

Name of Series:

Blueprint Chesapeake Multi-Asset Trend ETF

Cambria Chesapeake Pure Trend ETF

Carbon Collective Climate Solutions U.S. Equity ETF

Carbon Collective Short Duration Green Bond ETF

Cboe® Validus S&P 500® Dynamic PutWrite Index ETF

Clockwise Core Equity & Innovation ETF

CNIC ICE U.S. Carbon Neutral Power Futures Index ETF

CoreValues Alpha Greater China Growth ETF

Defiance AI & Power Infrastructure ETF

Defiance Daily Target 2X Short MSTR ETF

Defiance Daily Target 2X Long Carbon ETF

Defiance Daily Target 2X Long Copper ETF

Defiance Daily Target 2X Long Lithium ETF

Defiance Daily Target 2X Long LLY ETF

Defiance Daily Target 2X Long MSTR ETF

Defiance Daily Target 2X Long NVO ETF

Defiance Daily Target 2X Long AVGO ETF

Defiance Daily Target 2X Long SMCI ETF

Defiance Daily Target 2X Long Solar ETF

Defiance Daily Target 2X Long Uranium ETF

Defiance Daily Target 2X Long AMAT ETF

Defiance Daily Target 2X Long DKNG ETF

Defiance Daily Target 2X Long FSLR ETF

Defiance Daily Target 2X Long GOLD ETF

Defiance Daily Target 2X Long ORCL ETF

Defiance Daily Target 2X Long SOFI ETF

Defiance Developed Markets Enhanced Options Income ETF

Defiance Emerging Markets Enhanced Options Income ETF

Defiance Gold Enhanced Options Income ETF

Defiance Hot Sauce 2X Strategy ETF

Defiance Nasdaq 100 Enhanced Options Income ETF

Defiance Nasdaq 100 Income Target ETF

Defiance Oil Enhanced Options Income ETF

Defiance R2000 Enhanced Options Income ETF

Defiance R2000 Income Target ETF

Defiance S&P 500 Enhanced Options Income ETF

Defiance S&P 500 Income Target ETF

Defiance Silver Enhanced Options Income ETF

Defiance Treasury Alternative Yield ETF

Defiance Treasury Enhanced Options Income ETF

Defiance Large Cap ex-Mag 7 ETF

DGA Absolute Return ETF

Even Herd Long Short ETF

Grizzle Growth ETF

Hilton Small-MidCap Opportunity ETF

iREIT® - MarketVector Quality REIT Index ETF

Nicholas Fixed Income Alternative ETF

Nicholas Global Equity and Income ETF

Octane All-Cap Value Energy ETF

Peerless Option Income Wheel ETF

Pinnacle Focused Opportunities ETF

Quantify Absolute Income ETF

STKD Bitcoin & Gold ETF

Return Stacked® Bonds & Futures Yield ETF

Return Stacked® U.S. Stocks & Futures Yield ETF

Return Stacked® Bonds & Managed Futures ETF

Return Stacked® Global Stocks & Bonds ETF

Return Stacked® U.S. Stocks & Managed Futures ETF

Return Stacked® Bonds & Merger Arbitrage ETF

Roundhill Generative AI & Technology ETF

Tactical Advantage ETF

The Meet Kevin Moderate ETF

The Meet Kevin Pricing Power ETF

The Meet Kevin Select ETF

YieldMax™ AAPL Option Income Strategy ETF

YieldMax™ Short AAPL Option Income Strategy ETF

YieldMax™ ABNB Option Income Strategy ETF

YieldMax™ ADBE Option Income Strategy ETF

YieldMax™ AI Option Income Strategy ETF

YieldMax™ AMD Option Income Strategy ETF

YieldMax™ AMZN Option Income Strategy ETF

YieldMax™ BA Option Income Strategy ETF

YieldMax™ BIIB Option Income Strategy ETF

YieldMax™ Bitcoin Option Income Strategy ETF

YieldMax™ BRK.B Option Income Strategy ETF

YieldMax™ COIN Option Income Strategy ETF

YieldMax™ Short COIN Option Income Strategy ETF

YieldMax™ DIS Option Income Strategy ETF

YieldMax™ Gold Miners Option Income Strategy ETF

YieldMax™ GOOG Option Income Strategy ETF

YieldMax™ Innovation Option Income Strategy ETF

YieldMax™ Short Innovation Option Income Strategy ETF

YieldMax™ INTC Option Income Strategy ETF

YieldMax™ JPM Option Income Strategy ETF

YieldMax™ KWEB Option Income Strategy ETF

YieldMax™ META Option Income Strategy ETF

YieldMax™ MRNA Option Income Strategy ETF

YieldMax™ MSFT Option Income Strategy ETF

YieldMax™ Short N100 Option Income Strategy ETF

YieldMax™ NFLX Option Income Strategy ETF

YieldMax™ NKE Option Income Strategy ETF

YieldMax™ NVDA Option Income Strategy ETF

YieldMax™ Short NVDA Option Income Strategy ETF

YieldMax™ ORCL Option Income Strategy ETF

YieldMax™ PYPL Option Income Strategy ETF

YieldMax™ ROKU Option Income Strategy ETF

YieldMax™ SNOW Option Income Strategy ETF

YieldMax™ SQ Option Income Strategy ETF

YieldMax™ TGT Option Income Strategy ETF

YieldMax™ TLT Option Income Strategy ETF

YieldMax™ TSLA Option Income Strategy ETF

YieldMax™ Short TSLA Option Income Strategy ETF

YieldMax™ XBI Option Income Strategy ETF

YieldMax™ XOM Option Income Strategy ETF

YieldMax™ ZM Option Income Strategy ETF

YieldMax™ MSTR Option Income Strategy ETF

YieldMax™ Ultra Option Income Strategy ETF

YieldMax™ Magnificent 7 Fund of Option Income ETFs

YieldMax™ Universe Fund of Option Income ETFs

YieldMax™ BABA Option Income Strategy ETF

YieldMax™ CVNA Option Income Strategy ETF

YieldMax™ DKNG Option Income Strategy ETF

YieldMax™ HOOD Option Income Strategy ETF

YieldMax™ JD Option Income Strategy ETF

YieldMax™ MARA Option Income Strategy ETF

YieldMax™ PDD Option Income Strategy ETF

YieldMax™ PLTR Option Income Strategy ETF

YieldMax™ RBLX Option Income Strategy ETF

YieldMax™ SHOP Option Income Strategy ETF

YieldMax™ SMCI Option Income Strategy ETF

YieldMax™ TSM Option Income Strategy ETF

YieldMax™ Ether Option Income Strategy ETF

YieldMax™ Target 12™ Semiconductor Option Income ETF

YieldMax™ Target 12™ Biotech & Pharma Option Income ETF

YieldMax™ Target 12™ Energy Option Income ETF

YieldMax™ Target 12™ Real Estate Option Income ETF

YieldMax™ Target 12™ Tech & Innovation Option Income ETF

YieldMax™ Target 12™ Big 50 Option Income ETF

YieldMax™ Dorsey Wright Hybrid 5 Income ETF

YieldMax™ Dorsey Wright Featured Income ETF

YieldMax™ AI & Tech Portfolio Option Income ETF

YieldMax™ Crypto Industry & Tech Portfolio Option Income ETF

YieldMax™ China Portfolio Option Income ETF

YieldMax™ Semiconductor Portfolio Option Income ETF

YieldMax™ Biotech & Pharma Portfolio Option Income ETF

YieldMax™ Ultra Short Option Income Strategy ETF

YieldMax™ Nasdaq 100 0DTE Covered Call Strategy ETF

YieldMax™ Russell 2000 0DTE Covered Call Strategy ETF

YieldMax™ S&P 500 0DTE Covered Call Strategy ETF